Huntington, W. Va. – August 09, 2010

Energy Services of America Corporation Announces results for the three and nine months ended June 30, 2010. Energy Services of America (Amex: ESA) announced today that the company had a net income for the three months ended June 30, 2010 of $4,098,413 which was an increase of $3,509,950 over the $588,463 in net income for the comparable period in 2009. EBITDA (earnings before interest, taxes, depreciation and amortization) for the quarter ended June 30, 2010 totaled $ 8,991,150 compared to an EBITDA of $2,622,304 for the same quarter of 2009.  For the nine months ended June 30, 2010, the Company had a net income of $2,143,168 compared to a loss of ($4,474,088) for the same period in 2009 or an improvement of $6,617,256. Revenues were $126,475,855 for the nine months ended June 30, 2010 versus $77,419,585 for the same period in 2009. EBITDA for the nine months ended June 30, 2010 totaled $ 9,784,696 compared to an EBITDA for the same period in 2009 of ($2,241,404).

Marshall T. Reynolds, Chairman, noted he was very pleased with the performance for the quarter. “We have overcome the uncertainties that led to 2009 being such a difficult year for the Company as well as the severe winter just past which delayed projects and reduced our income during that quarter, and are now seeing the results we had anticipated and are optimistic about both the remainder of 2010 and 2011. Our backlog totaled $87.7 million at June 30, 2010 and the continued improvement in the demand for our services, places the Company on track to have a very good 2010. “

Edsel R. Burns, President of ESA, shared Mr. Reynolds thoughts. “We are very pleased that the benefits of all the hard work to position the Company for the increased demand for its services is starting to be realized.  At June 30, 2009 our backlog was $50 million compared to the backlog of $87.7 million at June 30, 2010. Accordingly, even with the strong revenues for the quarter ended June 30, 2010, our Backlog is still 75% greater than last year.  Further with the known projects that are coming up for 2011 and beyond, we are very optimistic about the Company’s prospects. 2010 shows every indication of having a performance in line with and perhaps exceeding, the original ESA business plan. ” Key information at June 30, 2010 was as follows:

	Energy Services of America Corporation
	Key Financial Information

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
Actual
Revenues	$ 76,228,776	$ 24,795,918	$ 126,475,855	$ 77,419,585
Net Income (loss)	4,098,413	588,463	2,143,168	(4,474,088)
Earnings (loss) Per Share-Basic	0.34	0.05	0.18	(0.37)
Earnings (loss) Per Share-Diluted	0.34	0.05	0.18	(0.37)

Other information
Shares Outstanding	12,092,307
Total Assets	$ 136,551,633
Total Liabilities	$ 80,073,022
Total Equity	$ 56,478,611
Stated Book Value per Share	$ 4.67
Backlog at June 30 , 2010	$ 87,700,000

Certain statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.